UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	98-1571400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive

Hartland, WI 53029

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (262) 367-8254

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	NYSE
Warrants to purchase Class A common stock	FATH.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

er next two years Expanded mid-volume production of existing program $1.7 million in 2021; expect $4-$8 million in 2022 orders Prototype with mid-volume production follow-on $4.5 million over three-month period New cross-sell of sheet metal low-volume production $450k in 2021; expect over $1.5 million in 2022 orders Prototype & low-volume production Global healthcare company Global semiconductor company Disruptive electric vehicle manufacturer Global leader in mobile robotics 1 2 3 4 5 6 Global leader in gas measurement instruments and technologies Leading subsea technology company $550K production order Expansion to higher volume production of existing program New Strategic Accounts Existing Strategic Accounts

Statement (preliminary unaudited) Repor

Explanatory Note

On July 13, 2022, Fathom Digital Manufacturing Corporation ("Fathom" or the “Company”) filed a Current Report on Form 8‐K (the “Original Form 8‐K”) to disclose a reorganization plan (the "Optimization Plan") designed to consolidate the Company's national footprint, streamline legacy leadership, and centralize core business functions following the completion of 13 acquisitions by Fathom since 2019. The Company is filing this Amendment No. 1 to the Original Form 8‐K in order to update the Company’s disclosure under Item 2.05 of the Original Form 8‐K, to disclose the expansion of the scope of the Optimization Plan. The Original Form 8‐K otherwise remains unchanged.

Item 2.05.	Costs Associated with Exit or Disposal Activities

The Company disclosed in the Original Form 8-K that it expected to incur pre-tax restructuring charges totaling approximately $2.0 million. As disclosed in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, in connection with the Optimization Plan, the Company incurred $1.0 million of the $2 million of originally estimated restructuring costs.

On February 17, 2023, the Company committed to additional actions to continue and expand the Optimization Plan. These additional actions include closing and consolidating a location in Texas, reducing the Company's workforce by an additional 14%, and prioritizing investments and operations in line with near-term revenue generation.

For committed restructuring activities under the expanded Optimization Plan, the Company now expects to incur total pre-tax restructuring charges of approximately $2.6 million, which include the following items:

•
Approximately $1.0 million of one-time termination benefits and associated costs;
•
Approximately $1.0 million in equipment and inventory write-offs;
•
Approximately $0.3 million in lease termination costs; and
•
Approximately $0.3 million associated with moving and relocation costs.

The updated plan is expected to generate approximately $19.5 million in net pre-tax annualized cost savings upon completion, up from approximately $5.5 million disclosed in the Original Form 8-K. The cash expenditures associated with the plan are expected to total approximately $1.6 million.

The Company continues to anticipate that implementation of the Optimization Plan will be substantially complete by the end of the second quarter of 2023.

Forward-looking Statements

This Current Report contains certain forward-looking statements within the meaning of the within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including the timing of completion of, the costs incurred, and the future charges related to, the Reorganization, and the impact of the Reorganization on the Company’s business, finances, and operations.

Forward-looking statements generally are identified by the words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including but not limited to, the risks and uncertainties set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 8, 2022 and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Mark Frost
Name:	Mark Frost
Title:	Chief Financial Officer

Date: February 24, 2023